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                                                                  EXHIBIT 10.65



                                                                  EXECUTION COPY

                         LIMITED LITIGATION GUARANTY

          This LIMITED LITIGATION GUARANTY (this "Guaranty"), dated as of October 24, 1997, by and among PEGASUS PARTNERS, L.P., a Delaware limited partnership, and PEGASUS RELATED PARTNERS, L.P., a Delaware limited partnership (each individually, a "Guarantor" and together, collectively, the "Guarantors"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, individually and as agent (in such capacity, "Agent") for itself and the lenders from time to time signatory to the Credit Agreement hereinafter defined ("Lenders").

                            W I T N E S S E T H:

         WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Code-Alarm, Inc., a Michigan corporation ("Borrower"), the other Persons signatory thereto as Credit Parties, Agent and the Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and, subject to Section 8, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), Lenders have agreed to make Loans to, and incur Letter of Credit Obligations for the benefit of, Borrowers.

         WHEREAS, pursuant to that certain Litigation L/C and Term Loan C Agreement of even date herewith among Borrower, Agent and certain of the Lenders (including all exhibits thereto, as may be from time to time amended, restated, supplemented or otherwise modified, the "L/C Agreement"), such Lenders have agreed to incur Litigation L/C Obligations for the benefit of, or under the Term Loan C to, Borrower.

         WHEREAS, each Guarantor is a shareholder of Borrower and will, accordingly, derive direct and indirect economic benefits from the making of the Loans and other financial accommodations provided to Borrower pursuant to the Credit Agreement and L/C Agreement; and

         WHEREAS, in order to induce Agent and Lenders to enter into the Credit Agreement, L/C Agreement and other Loan Documents and to induce Lenders to make the Loans and to incur Letter of Credit Obligations and Litigation Obligations as provided for in the Credit Agreement and L/C Agreement, each Guarantor has agreed to severally and not jointly guarantee payment of the Litigation Obligations, subject to the limitations set forth herein;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce Lenders to provide the Loans and other financial accommodations under the Credit Agreement and L/C Agreement, it is agreed as follows:

         1. DEFINITIONS. Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement, unless otherwise defined herein.


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         References to this "Guaranty" shall mean this Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.

         In addition, the following terms, as used herein, shall have the meanings set forth below:

         "Administrative GP" shall have the meaning ascribed to such term in
Section 3(a).

         "Aggregate Net Capital" shall mean, as of any date of determination, the sum of (i) the Net Assets of both Guarantors plus (ii) the Unpaid Capital Obligations of the limited partners of each of the Guarantors.

         "Aggregate Portfolio Cash Flow" shall mean, as of the last day of any fiscal quarter of the Guarantors or as of the last day of any fiscal year of the Guarantors, the aggregate sum of the EBTDA, as reported to the Guarantors, of all Portfolio Companies of the Guarantors for the most recently ended period of four fiscal quarters (taken as a single accounting period) of each such Portfolio Company which at the time of determination has been reported to the Guarantors (it being acknowledged that a fiscal quarter of a Portfolio Company will not necessarily coincide with a fiscal quarter of the Guarantors); provided that (i) if such period of four fiscal quarters of a Portfolio Company shall include periods prior to the Guarantors making a Portfolio Investment in such Portfolio Company, then "Aggregate Portfolio Cash Flow" shall include the EBTDA of such Portfolio Company only for full fiscal quarters of the Portfolio Company commenced after such Portfolio Investment is made and (ii) the calculation of Aggregate Portfolio Cash Flow for any period shall exclude the EBTDA of each Portfolio Company in which the Guarantors' Portfolio Investments consist exclusively of non-convertible debt instruments and non-convertible preferred stock.

         "Capital Demand Date" shall have the meaning ascribed to such term in the Partnership Agreements as in effect to from time to time.

         "Capital Demand Notice(s)" shall have the meaning ascribed to such term in the Partnership Agreements as in effect from time to time.

         "Cash Collateral Account" shall have the meaning ascribed to such term in Section 6.

         "Corporate GP" shall have the meaning ascribed to such terms in Section 3(a).

         "Current Market Price" shall mean, as of any date of determination, and for any asset which is a security, the average of the daily market prices of such security for the twenty consecutive trading days immediately preceding such date. The "daily market price" for each


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trading day shall be (i) if such security is then listed on a national securities exchange or is listed on NASDAQ and is designated as a National Market System security, the last sale price on such day on the principal stock exchange or market system on which such security is then listed or admitted for trading, or (ii) if such security is not then listed or admitted to trading on any national securities exchange or designated as a National Market System security on NASDAQ but is traded over-the-counter, the average of the closing bid and asked prices for such security as reported on NASDAQ or the Electronic Bulletin Board or in the National Daily Quotation Sheets, as applicable.

         "Defaulting Limited Partner" shall have the meaning ascribed to such term in the Partnership Agreements as in effect on the date hereof.

         "EBTDA" shall mean, for any Portfolio Company and for any period, such Portfolio Company's consolidated earnings before taxes, depreciation and amortization (excluding, in the case of Borrower, any losses with respect to the DEI Litigation).

         "Effectiveness Conditions" shall mean, subject to Section 3(b) hereof,
(i) the receipt by Agent of each of the items described in Section 3 hereof, in each case in form, scope and substance satisfactory to Agent and written confirmation thereof by Agent pursuant to Section 3(b) hereof, (ii) the execution and delivery by Borrower in favor of the Guarantors of the "Litigation Warrants" referred to and as defined in the Series A Preferred Stock Documents and written confirmation thereof and of receipt of the Litigation Warrant Opinion by Guarantors pursuant to Section 3(b) hereof and
(iii) the issuance of the Litigation L/C.

         "Effective Date" shall mean the date on which all of the Effectiveness Conditions shall have been satisfied.

         "Event of Dissolution" shall have the meaning ascribed to such term in the Partnership Agreements as in effect on the date hereof and any other "Event of Dissolution" as may be hereafter defined in the Partnership Agreements.

         "Fair Market Value" shall mean, as of any date of determination and for any asset owned by any Guarantor (A) if such asset is a security which is publicly traded on such date, the Current Market Price of such security or (B) if such asset is not a publicly traded security as of such date, the fair market value of such asset as reasonably determined in good faith by the Managing GP of the applicable Guarantor.

         "Guarantor Default" shall mean (i) any failure of either Guarantor to pay or perform any of its obligations under this Guaranty, (ii) any breach by either Guarantor of any representation or warranty hereunder in any material respect, (iii) the occurrence of any insolvency event with respect to either Guarantor under Sections 8.1(h) or 8.1(i) of the Credit Agreement, (iv) any revocation or attempted revocation by either Guarantor of its obligations




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under this Guaranty, or (v) any "Guarantor Default" shall have occurred under and as defined in that certain Limited Supplemental Guaranty of even date herewith among the Guarantors and Agent.

         "Guaranteed Obligations" shall have the meaning ascribed to such term in Section 2.1.

         "Instruction Certificate(s)" shall mean one or more written certificates executed by Agent and delivered to the Administrative GP stating that (i) Agent is entitled to demand payment under this Guaranty, (ii) Agent has demanded payment under this Guaranty, (iii) the Guarantors have failed to timely satisfy all of such payments properly demanded, (iv) the Administrative GP is instructed to deliver a Capital Demand Notice to each limited partner of each Guarantor specifying the earliest possible Capital Demand Date as is permitted under Section 3.1 of the Partnership Agreements and demanding capital contributions under such section in amounts sufficient to permit the Guarantors to satisfy such unsatisfied payment obligations to Agent under this Guaranty and (v) all of the proceeds of such capital contributions received by the Administrative GP are to be promptly sent, by wire transfer, to an account specified in such certificate for application by Agent to such unsatisfied payment obligations.

         "Irrevocable Instruction" shall mean a document, in form and substance acceptable to Agent, pursuant to which the Managing GP instructs the Administrative GP, and the Administrative GP agrees, that upon the Administrative GP's receipt of an Instruction Certificate from Agent, the Administrative Agent shall (i) deliver a Capital Demand Notice to each limited partner of each Guarantor, specifying the earliest Capital Demand Date as is permitted under section 3.1 of the Partnership Agreements and demanding capital contributions under such section in amounts sufficient to permit the Guarantors to satisfy the unpaid Guaranteed Obligations set forth in such Instruction Certificate and (ii) pay all of the proceeds of such capital contributions received by the Administrative GP to Agent on behalf of the Guarantors for application by Agent to such Guaranteed Obligations pursuant to the instructions specified by Agent in such Instruction Certificate. Such Irrevocable Instruction may only be amended, terminated or modified with the written consent of Agent, the Administrative GP and the Managing GP.

         "Limitation Amount" shall mean the lesser of $12,000,000 and the originally stated face amount of the Litigation L/C.

         "Litigation Warrant Opinion" shall mean an opinion of counsel to Borrower addressed to the Guarantors confirming, as of the date of the delivery thereof, with respect to the "Litigation Warrants" referred to and as defined in the Series A Preferred Stock Documents, substantially the same opinions as were given by such counsel to Guarantors as of October 27, 1997 with respect to the "Attached Warrants" pursuant to and as defined in the Series A Stock Purchase Agreement as provided in the first and third sentences of paragraph 3, paragraph 8 and paragraph 11 (and for purposes of such paragraph 11, counsel may assume that Guarantors' representation remains true), and opining that the Litigation Warrants have been duly executed


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and delivered by the Borrower and constitute valid and binding obligations of
Borrower, enforceable against Borrower in accordance with their terms, provided, that such opinion shall not contain assumptions as to issuance in accordance with Series A Purchase Agreement of the Litigation Warrants.

         "Managing GP" shall have the meaning ascribed to such term in Section 3(a).

         "Net Assets" shall mean, with respect to either Guarantor as of any date of determination, such Guarantor's consolidated total assets, valued at the lower of cost or Fair Market Value, minus its consolidated total liabilities as determined in accordance with GAAP consistently applied and minus the aggregate amount of such Guarantor's consolidated known contingent liabilities (to the extent not included in its total liabilities).

         "Partnership Agreements" shall mean the Agreement of Limited Partnership of each Guarantor as in effect as of the date hereof and attached hereto as Exhibit A and B, respectively, as amended or otherwise modified from time to time hereafter.


         "Portfolio Company" shall have the meaning ascribed to such term in the Partnership Agreements as of the date hereof.

         "Portfolio Investment" shall have the meaning ascribed to such term in the Partnership Agreements as of the date hereof.

        "Ratable Share" shall mean 27.7727273% in the case of Pegasus Partners, L.P., and 72.2272727% in the case of Pegasus Related Partners, L.P.

         "Termination Date" shall have the meaning ascribed to such term in
Section 2.1.

         "Trigger Event" shall mean (i) any Event of Dissolution, (ii) the existence of any Defaulting Limited Partner and the failure of the non-defaulting limited partners of the affected Guarantor to assume the Unpaid Capital Obligations of such Defaulting Limited Partner within thirty days of the default giving rise such occurrence, (iii) any Guarantor Default, (iv) the Aggregate Portfolio Cash Flow is less than $1.00, (v) the Aggregate Net Capital at any time shall be less than $125,000,000, (vi) the Unpaid Capital Obligations at any time during the period commencing on the date hereof and ending on October 24, 1998 shall be less than $50,000,000, (vii) the Unpaid Capital Obligations at any time after October 24, 1998 shall be less than $25,000,000, or (viii) any amendment or other modification with respect to either Partnership Agreement shall become effective and shall have a material adverse effect upon the rights or claims of Agent and the Lenders under this Guaranty.



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         "Unpaid Capital Obligations" shall mean, with respect to either
Guarantor's limited partners, as of any date of determination, the "Unpaid Capital Obligations" under and as defined in such Guarantor's Partnership Agreement as in effect on the date hereof, excluding, however, such obligations of each Default Limited Partner of such Guarantor unless and until such limited partner's obligations are assumed by the non-defaulting limited partners of such Guarantor.

         2.   THE GUARANTY.

         2.1 Guaranty of Guaranteed Obligations of Borrower. Subject to the provisions of this Guaranty, each Guarantor hereby severally (based upon their respective Ratable Shares) and not jointly, irrevocably and unconditionally guarantees to Agent and Lenders, and their respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) of the Litigation Obligations of Borrower (hereinafter the "Guaranteed Obligations"). Subject to the provisions of this Guaranty, in the event that either Guarantor shall fail to timely satisfy any such obligations or any other payment obligations under this Guaranty, Agent shall be thereafter entitled, in its discretion, to deliver one or more Instruction Certificates to the Administrative GP requesting payment thereof pursuant to the Irrevocable Instruction. Each Guarantor agrees that this Guaranty is a guaranty of payment and not of collection, and that its obligations under this Guaranty shall be primary, absolute and, subject to the provisions of this Guaranty, unconditional, irrespective of, and unaffected by:

              (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Guaranty, any other Loan Document or any other agreement, document or instrument to which any Credit Party, either Guarantor or other Persons are or may become a party;

              (b) the absence of any action to enforce this Guaranty or any other Loan Document or the waiver or consent by Agent and/or Lenders with respect to any of the provisions thereof;

              (c) the existence, value or condition of, or failure to perfect its Lien against, any Collateral for the Guaranteed Obligations or any action, or the absence of any action, by Agent in respect thereof;

              (d) the discharge, avoidance, subordination or other ineffectiveness of any of the Guaranteed Obligations, whether pursuant to any insolvency proceeding or otherwise;

              (e) the insolvency of any Credit Party, either Guarantor or other Person; or



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              (f)  any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by each Guarantor that its obligations under this Guaranty shall not be discharged until the later of the following dates (hereinafter, the "Termination Date"): (i) in the event that the Litigation L/C shall have been issued, the earliest date on which Term Loan C has been repaid in full, the Litigation L/C has expired, been canceled, or been terminated, all other Guaranteed Obligations have been paid in full, and the Lenders shall have no further obligations to incur Litigation L/C Obligations under the Credit Agreement or L/C Agreement or (ii) in the event that the Litigation L/C shall not have been issued, the earliest date on which the Litigation L/C have not been issued and the Lenders have no further obligation to incur Litigation L/C Obligations under the Credit Agreement or L/C Agreement; provided, however, that the Termination Date may thereafter be deemed to have not occurred upon Guarantors' obligations under this Guaranty being reinstated pursuant to
Section 2.8 and shall be extended until such time as the payments giving rise to such reinstatement are thereafter again repaid to Agent and Lenders.
Subject to limitations described in Section 2.2, each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations. Each Guarantor agrees that any notice or directive given at any time to Agent which is inconsistent with this section, or Sections 2.5 or 2.7, shall be null and void and may be ignored by Agent and Lenders, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless Agent and Lenders have specifically agreed otherwise in writing. It is agreed among Guarantor, Agent and Lenders that the foregoing provisions, and those of Sections 2.5 and 2.7, are of the essence of the transaction contemplated by the Loan Documents and that, but for this Guaranty and such waivers, Agent and Lenders would decline to enter into the Credit Agreement and L/C Agreement.

         2.2 Limitations. Notwithstanding anything in Section 2.1 or elsewhere in this Guaranty to the contrary, (a) the aggregate liability of Guarantors under this Guaranty shall, in no event, exceed, the Limitation Amount, plus interest on each amount payable hereunder from the date such payment by Guarantors hereunder is due and payable pursuant to clause (b) of this section (at a per annum rate equal to the Default Rate for Term Loan C if it were bearing interest based upon the Index Rate computed on the basis of 360 days and actual days elapsed), until such payment is received by Agent, and plus all costs and expenses (including, without limitation, attorneys' and paralegals' fees and expenses) incurred by Agent following either Guarantor's failure to timely satisfy its obligations hereunder, in connection with the enforcement and collection of the Guarantors' obligations under this Guaranty against the Guarantors and their respective partners and properties, (b) each payment by Guarantors hereunder shall be due and payable on the tenth (10th) calendar day following the date on which demand for such payment is given by Agent to Guarantors, and (c) Agent shall not be permitted to demand payment hereunder from Guarantors, and Guarantors shall not be liable hereunder for any such demanded payment, unless the Effectiveness Conditions shall have been satisfied, there shall have occurred a draw under the Litigation L/C or the Litigation L/C Obligations shall have been converted to the Term


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Loan C pursuant to the terms of the Loan Documents, and Borrower shall have failed to pay, when due, all or any portion of the Litigation Obligations.

         2.3 Payment by Guarantor. Payment by either Guarantor shall be made to Agent in immediately available Federal funds to an account designated by Agent or at the address set forth herein for the giving of notice to Agent or at any other address that may be specified in writing from time to time by Agent, and shall be credited and applied to the Guaranteed Obligations.

         2.4 Enforcement of Guaranty. In no event shall Agent have any obligation (although it is entitled, at its option) to proceed against Borrower, any other Credit Party, one but not the other Guarantor, or other Person, or any Collateral, before seeking satisfaction from either Guarantor.

         2.5 Waiver. In addition to the provisions of Section 2.1 hereof, each Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Guarantor of its Guaranteed Obligations under, or the enforcement by Agent or Lenders of, this Guaranty. Each Guarantor hereby waives diligence, presentment and demand upon Borrower or, other than as provided in this Guaranty, such Guarantor (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in Borrower's financial condition or any other fact which might increase the risk to such Guarantor) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waive the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Each Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any offsets or defenses against Agent or Lenders or any other Credit Party of any kind. Each Guarantor further agrees that its obligations under this Guaranty shall not be subject to any counterclaims (other than compulsory counterclaims), offsets or defenses against Agent or any Lender or against any other Credit Party of any kind which may arise in the future.

         2.6 Benefit of Guaranty. The provisions of this Guaranty are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any Credit Party, either Guarantor or other Person and Agent or Lenders, the obligations of any Credit Party, either Guarantor or other Person under the Loan Documents. In the event all or any part of the Guaranteed Obligations are transferred, indorsed or assigned by Agent or any Lender to any Person or Persons, any reference to "Agent" or "Lender" herein shall be deemed to refer equally to such Person or Persons.



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         2.7   Modification of Guaranteed Obligations, Etc.  Subject to Section
8, each Guarator hereby acknowledges and agrees that Agent and Lenders may at any time or from time to time, with or without the consent of, or notice to, such Guarantor:

              (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

              (b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

              (c)  amend or modify, in any manner whatsoever, the Loan
    Documents;

              (d) extend or waive the time for any Credit Party's or other Person's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

              (e) take and hold Collateral for the payment of the Guaranteed Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Agent or Lenders have been granted a Lien, to secure any Guaranteed Obligations;

              (f) release anyone who may be liable in any manner for the payment of any amounts owed by either Guarantor or any other Credit Party or other Person to Agent or any Lender;

              (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of either Guarantor or any other Credit Party or other Person are subordinated to the claims of Agent and Lenders; and/or

              (h) apply any sums by whomever paid or however realized to any amounts owing by either Guarantor or any other Credit Party or other Person to Agent or any Lender in such manner as Agent or any Lender shall determine in its discretion;

and Agent and Lenders shall not incur any liability to Guarantors as a result thereof, and no such action shall impair or release the Guaranteed Obligations of Guarantors under this Guaranty.

         2.8 Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party, either Guarantor or any other Person for liquidation or reorganization, should any Credit Party, either Guarantor or any other Person become insolvent or make an assignment for the benefit of







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creditors or should a receiver or trustee be appointed for all or any significant part of such Credit Party's, Guarantor's or other Person's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations or the obligations of either Guarantor under this Guaranty, or any part of any such obligations, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Agent or any Lender pursuant to applicable law, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any such payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations and obligations of the Guarantors under this Guaranty shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. In the event any such payment is rescinded, reduced, restored or returned after what otherwise would be the Termination Date pursuant to the provisions of Section 2.1, the Termination Date shall thereupon be deemed to have not occurred and shall be extended until such time as such payment is thereafter again repaid to Agent and Lenders. In the event legal action is commenced against Agent seeking any such rescission, reduction, restoration or return with respect to any portion of the Guaranteed Obligations or Agent's liens securing such Guaranteed Obligations, Agent will permit Guarantors to jointly defend such action to the extent pertaining to such Guaranteed Obligations or liens, provided, that Agent shall retain exclusive control over all material decisions (including, without limitation, those pertaining to choice of counsel, settlement, jurisdiction, venue and strategy) unless and until Guarantors shall have provided cash collateral pursuant to Section 6 hereof as if a Trigger Event shall have occurred in which case all such decisions (other than those the principal economic effect of which is borne solely or primarily by Agent or the Lenders) shall thereafter be made jointly by Agent and Guarantors. In furtherance of such provisions, Agent shall provide Guarantors with notice of Agent's knowledge of actual claims against Agent or Lenders of the type described in this section and shall consult with the Guarantors in connection with its proposed defense or other disposition of such claims.

         2.9 Deferral of Subrogation, Etc. Notwithstanding anything to the contrary in this Guaranty, or in any other Loan Document, each Guarantor hereby:

         (a) expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety), until the later of the Termination Date or the "Termination Date" under and as defined in that certain Limited Supplemental Guaranty of even date herewith executed and delivered by the Guarantors in favor of Agent and Lenders, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which such Guarantor may have or hereafter acquire against any Credit Party, the other Guarantor or any other Person in connection with or as a result of such Guarantor's execution, delivery and/or performance of this Guaranty; and




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         (b)  acknowledges and agrees (i) that this waiver is intended to benefit Agent and Lenders and shall not limit or otherwise effect such Guarantor's liability hereunder or the enforceability of this Guaranty, and
(ii) that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.9 and their rights under this Section 2.9 shall survive payment in full of the Guaranteed Obligations.

         2.10 Election of Remedies.   If Agent may, under applicable law,
proceed to realize benefits under any of the Loan Documents giving Agent and Lenders a Lien upon any Collateral owned by any Credit Party or other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, Agent shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party or other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Guarantor hereby consents to such action by Agent and waives any claim based upon such action, even if such action by Agent shall result in a full or partial loss of any rights of subrogation which either Guarantor might otherwise have had but for such action by Agent. Any election of remedies which results in the denial or impairment of the right of Agent to seek a deficiency judgment against any Credit Party or other Person shall not impair either Guarantor's obligation to pay the Guaranteed Obligations hereunder. In the event Agent shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Agent may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid need not be paid by Agent but shall be credited against the Guaranteed Obligations. The amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent and Lenders might otherwise be entitled but for such bidding at any such sale.

         3. DELIVERIES. (a) In a form, scope and substance satisfactory to Agent, the Guarantors shall deliver or cause to be delivered, to Agent (or to the extent the items described below are to be executed or delivered by the Administrative GP, its officers, directors or attorneys, or otherwise relate to the Irrevocable Instruction, the Guarantors shall exert their reasonable commercial efforts to deliver or cause to be delivered to Agent), as soon as practicable following the execution of this Guaranty, the Credit Agreement and the L/C Agreement, each of the following:

         (i)   the Irrevocable Instruction;

         (ii) a certificate of the corporate secretary of Pegasus Investors GP, Inc., a Delaware corporation ("Corporate GP"), as general partner of Pegasus Investors, L.P., a Delaware limited partnership and the managing general partner of each Guarantor (the "Managing GP"), certifying (A) that attached thereto are true, correct and current copies of the Partnership Agreements, the agreement of limited partnership of the Managing GP and the certificate of incorporation and bylaws of the Corporate GP (in each case, including any and all signatures, exhibits, schedules, annexes and amendments thereto, as applicable); (B) that the execution, delivery and performance of this Guaranty and all other agreements, documents and instruments executed and delivered in connection herewith by the Guarantors, the Managing GP and the Corporate GP, individually or on behalf of the Guarantors (or either one of them) (1) are within the partnership, corporate power (as applicable) of such Person, (2) have been duly authorized by all necessary and proper partnership, corporate, partner or shareholder action (as applicable) of such Persons, (3) do not contravene any provision of such Person's partnership agreement, certificate of incorporation or bylaws, (4) do not violate any law or regulation, or any order or decree of any court or Governmental Authority applicable to such Person, (5) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound, (6) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to this Guaranty, (7) do not require the consent or approval of any Governmental Authority or any other Person except as has been previously obtained and (8) do not result in an Event of Dissolution or any Trigger Event; (C) that attached thereto are true, correct and current copies of all partnership and corporate resolutions and other authorizations of the limited partnership panel, board of directors, management committee or other managing bodies of the Guarantors, the Managing GP and the Corporate GP which were adopted and approved in connection with, and necessary to permit, the execution, delivery and performance of this Guaranty by of on behalf of either of the Guarantors and all other agreements, documents and instruments executed and delivered by or on behalf of either of the Guarantors in connection herewith; (D) the incumbency and true or facsimile signatures of all officers of the Corporate GP on behalf of the Managing GP and the Guarantors, which will or have executed and delivered this Guaranty or any other agreements, documents or instruments executed and delivered by or in behalf of either of the Guarantors in connection herewith and (E) that no Event of Dissolution or other Trigger Event has occurred and is continuing;

         (iii) a certificate of the company secretary (or other equivalent) of Pegasus Administration Limited, a Cayman Islands limited duration company and the administrative general partner of each Guarantor (the "Administrative GP"), certifying (A) that attached thereto are true, correct and current copies of the charter and bylaws of the Administrative GP (including any and all signatures, exhibits, schedules, annexes and amendments thereto); (B) that the execution, delivery and performance of the Irrevocable Instruction and all other agreements, documents and instruments executed and delivered in connection therewith by the Administrative GP, (1) are within the company power of the Administrative GP, (2) have been duly authorized by all necessary and proper company action of the Administrative GP, (3) do not contravene any provisions of the Administrative GP's charter or bylaws, (4) do not violate any law or regulation, or any order or decree of any court or Governmental Authority applicable to the Administrative Agent, and (5) do not require the consent or approval of any Governmental Authority or any other person, except as has been previously obtained, (C) that attached thereto are true, correct and current copies of all company resolutions and other authorizations of the board of directors or other managing body of the Administrative GP which were adopted and approved in connection with, and necessary to permit, the execution, delivery and performance of the Irrevocable Instruction on behalf of the Administrative GP and all other agreements, documents and instruments executed and delivered by the Administrative GP and (D) the incumbency and true or facsimile signatures of all officers of the Administrative GP which will or have executed and delivered the Irrevocable Instruction or any other agreements, documents or instruments executed and delivered by the Administrative GP in connection therewith;

         (iv) certificates of limited partnership of each Guarantor and the Managing GP, and a certificate of incorporation of the Corporate GP, in each case certified, as of a date no earlier than thirty (30) days prior to the date on which the Irrevocable Instruction is executed and delivered, by the Secretary of State of Delaware together with good standing certificates of such Person from the Secretary of State of Delaware, and certificates of existence and good standing with respect to the Administrative GP certified by the Cayman Islands (or appropriate agency thereof) as of a date no earlier than thirty (30) days prior to the date on which the Irrevocable Instruction is executed and delivered; and

         (v) an opinion of counsel to the Guarantors, the Managing GP and the Corporate GP, favorably addressing, as a matter of Delaware partnership and corporate law and New York law, as applicable, as to this Guaranty, substantially in the form delivered by such counsel as of October 27, 1997 with respect to that certain Limited Supplemental Guaranty of even date herewith; and

         (vi) an opinion of counsel to the Administrative GP, favorably addressing, as a matter of the laws of the Cayman Islands, (A) the organization, existence and good standing in the jurisdiction of organization and principal place of business of the Administrative GP, (B) each of the matters described in Section 3(a)(iii)(B) hereof, (C) the enforceability of the provisions of the Irrevocable Instruction against the Administrative GP and (D) the irrevocability of the Irrevocable Instruction.

         (b) Promptly following the execution and delivery by Borrower to the Guarantors of the "Litigation Warrants" referred to defined in and in accordance with the Series A Preferred Stock Documents and delivery by Borrowers of the Litigation Warrant Opinion (or waiver thereof by the Guarantors), the Guarantors shall confirm such occurrence in a writing delivered to the Agent and shall deliver to Agent a certificate (i) setting forth a calculation of (and showing in reasonable detail) the Net Assets and Unpaid Capital Obligations of each Guarantor, and the Aggregate Net Capital and Aggregate Portfolio Cash Flow as of the date of such certification and (ii) stating that each of the representatives and warranties set forth in Section 4 hereof are true and correct as of the date thereof. Promptly following Agent's receipt of each of the items described in Section 3(a) hereof and the Guarantors written confirmation and certification referred to in the immediately preceding sentence (or waiver thereof by Agent), Agent shall confirm such occurrence in a writing delivered to Guarantors. Upon Agent's delivery of such confirmation and the issuance of the Litigation L/C, and notwithstanding anything herein or any fact to the contrary, the Effectiveness Conditions shall, for all purposes of this Guaranty, be deemed to have been satisfied and the Effective Date shall be deemed to have occurred.

         4. REPRESENTATIONS AND WARRANTIES. To induce Lenders to make the Loans and incur Letter of Credit Obligations and Litigation L/C Obligations under the Credit Agreement and L/C Agreement, each Guarantor makes the following representations and warranties to Agent and each Lender, as of the date hereof (except as provided below), all of which shall survive the execution and delivery of this Guaranty:

         4.1 Corporate Existence; Corporate Power; Compliance with Law. Each of the statements contained in clauses (B) and (E) of Section 3(a)(ii) are true, accurate and complete. Guarantor is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a material adverse effect upon such Guarantor, its properties or its ability to perform its obligations hereunder.

         4.2 Enforceable Guaranteed Obligations. This Guaranty constitutes the legal, valid and binding obligation of each Guarantor, enforceable against such Guarantor in accordance with its terms.

         4.3 Trigger Event. As of the date hereof, no Trigger Event has occurred and is continuing.

         5. FURTHER ASSURANCES. Guarantor agrees, upon the written request of Agent on or following the Effective Date, to execute and deliver to Agent, from time to time, any additional instruments or documents reasonably considered necessary by Agent to cause their Guaranty or the Irrevocable Instruction to be, become or remain valid and effective in accordance with its terms.

         6. CASH COLLATERAL. If both the Effective Date and one or more Trigger Events shall have occurred, the Guarantors shall promptly deliver to Agent, cash or other immediately available funds in an amount equal to the Limitation Amount as cash collateral for the Guaranteed Obligations and Guarantors' payment and performance obligations under this Guaranty. Such funds shall be held by Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to Agent and shall be invested (for the account of the Guarantors) in short term, highly rated securities or interest bearing accounts, in a manner acceptable to Agent. The Cash Collateral Account shall be in the name of Guarantors and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent. Each Guarantor hereby pledges and grants to Agent, on behalf of Lenders, a security interest in all such funds held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of the Guaranteed Obligations and Guarantors' payment and performance obligations under this Guaranty, whether or not then due. From time to time after the occurrence and during the continuation of any Guarantor Default, Agent may apply any and all funds held in the Cash Collateral Account to the payment or cash collateralization of the Guaranteed Obligations and Guarantors' payment and performance obligations under this Guaranty. Neither Guarantor nor any Person claiming on behalf of or through either Guarantor shall have any right to withdraw any of the funds held in the Cash Collateral Account until the ninety-first (91st) day following the Termination Date.

         7. REPORTING. From and after the Effective Date, each Guarantor shall deliver or cause to be delivered to Agent, the following:

         (a) at the same times as are delivered or required to be delivered to each partner of the Guarantors pursuant to Section 8.2 (or any successor provision thereto) of the Partnership Agreements, each of the reports, statements, financial statements, schedules, summaries and other information described in such section (and without giving effect to any amendments or modifications thereto), excluding, however, any items delivered pursuant to
Section 8.2(d) thereof and the Schedule K-1's referred to in Section 8.2(b) thereof;

         (b) within 45 calendar days after the end of each of the first three fiscal quarters of the Guarantors, and within 90 days after the end of each fiscal year of the Guarantors, a written certification of the amounts of the Net Assets and Unpaid Capital Obligations of each Guarantor, and the Aggregate Net Capital and Aggregate Portfolio Cash Flow, in each case as of the last day of such fiscal quarter or fiscal year, as the case may be, and, upon request by Agent, together with written copies of any and all financial statements and other written information (redacted to delete proper names to the extent deemed appropriate by the Guarantors) used by the Guarantors in determining, for such period, the Net Assets of each Guarantor and the Aggregate Portfolio Cash Flow for each Portfolio Companies;

         (c) notice, within 30 days thereof, of (i) each transfer by any partner of its interest in either Guarantor, each additional commitment of an existing partner of either Guarantor, and each "Subsequent Closing" of either Guarantor (as defined in the Partnership

Agreements), the amounts transferred or committed, the Unpaid Capital Obligations of each of the partners party to such assignment, commitment or "Subsequent Closing", and a recalculation of the Net Assets and Unpaid Capital Obligations of each Guarantor and the Aggregate Net Capital, in each case after giving effect to such transactions (provided, however, that no notice shall be required under this clause (i) with respect to any such transfer, additional commitment or "Subsequent Closing", if the changes in the amount of the Unpaid Capital Obligations of each partner party to, such transactions are less than $2,000,000), and (ii) each closing of any Portfolio Investment a recalculation of the Net Assets and Unpaid Capital Obligations of each Guarantor, and the Aggregate Net Capital, in each case after giving effect to such closing;d

         (d) promptly following its occurrence, notice of the existence and nature of any Trigger Event; and

         (e) promptly following either Guarantors' knowledge thereof, notice of the commencement by or against either Guarantor of any material litigation relating to the affairs of such Guarantor.

         8.   CERTAIN AMENDMENTS TO LOAN DOCUMENTS.   Notwithstanding anything
herein to the contrary, Agent and Lenders shall not agree to any of the following waivers or modifications with respect to the Loan Documents, without the Guarantors' prior written consent:

         (a)  a waiver of or modification to any of the conditions set forth in
    Section 2.3 of the Credit Agreement (other than the condition set forth in clause (I)(b) or (II)(b) thereof);

         (b) a waiver of any Event of Default which has actually caused an acceleration, or was the basis for an actual acceleration, of Obligations under the Credit Agreement;

         (c) a waiver of any Default or Event of Default which was the basis for an actual exercise by Agent of any of its post-default remedies as a secured lender with respect to the Collateral of the type provided under the applicable Uniform Commercial Code;

         (d) any modification the effect of which is to extend the maturity of any commitment relating to Term Loan C or the Litigation Obligations or the due date for receipt of any payment of any principal, interest or Fees payable under the Credit Agreement with respect to the Term Loan C or the Litigation L/C Obligations (provided that Agent and Lenders may waive any such Fees in their discretion with the only consequence being that such waived Fees shall thereafter no longer constitute Guaranteed Obligations herewith);

        (e) any modification the effect of which is to increase the interest or Fees payable with respect to the Term Loan C or the Litigation Obligations;

        (f) any release of Agent's Liens created pursuant to the Litigation Collateral Documents if the aggregate forced liquidation value of the property subject to all such releases exceeds $2,000,000, excluding, however, all such releases in connection with the sale or other disposition by Borrower or any of its Subsidiaries of the property subject thereto, whether or not such sale is in the ordinary course of Borrower's or such Subsidiary's business;

         (g) any amendment to any Collateral Document other than a Litigation Collateral Document if such amendment enhances the rights and benefits thereunder to Agent and Lenders, unless a substantially similar amendment to the corresponding Litigation Collateral Document, if any, is also made (other than omissions that are subsequently corrected); or

         (h) any waiver of an Event of Default under Section 8.1(h) of the Credit Agreement.

         9    OTHER TERMS.

         9.1. Entire Agreement. This Guaranty constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the loans and advances under the Loan Documents and/or the Guaranteed Obligations.

         9.2. Headings. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

         9.3. Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         9.4. Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be addressed to the party to be notified as follows:

         (a)   If to Agent, at:

               General Electric Capital Corporation
               10 South LaSalle Street
               Suite 2800
               Chicago, Illinois  60603
               Attention: Account Manager
               Telecopier No.: (312) 419-5957
               Telephone No.:  (312) 419-0985

         with copies to:

               Sidley & Austin
               One First National Plaza
               Chicago, Illinois   60603
               Attention:  H. Bruce Bernstein
               Telecopy Number:  (312) 853-7036
               Telephone Number: (312) 853-7000

         and:
               General Electric Capital Corporation
               201 High Ridge Road
               Stamford, Connecticut   06927-5100
               Attention:  General Counsel
               Telecopy Number:  (203) 316-7889
               Telephone Number:    (203) 316-7552

         (b) If to any Lender, at the address of suchlender specified in the Credit Agreement.



         (c) If to either Guarantor, at the address of specified on Schedule I hereto.

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been validly served, given or delivered (i) upon the earlier of actual receipt and three (3) Business Days after the same shall have been deposited with the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 9.4), (iii) one (1) Business Day after deposit with a reputable overnight carrier with all charges prepaid, or (iv) when delivered, if hand-delivered by messenger. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any of the above-listed persons designated to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         9.5. Successors and Assigns. This Guaranty and all obligations of each Guarantor hereunder shall be binding upon the successors and assigns of such Guarantor (including a debtor-in-possession on behalf of such Guarantor) and shall, together with the rights and remedies of Agent, for itself and for the benefit of Lenders, hereunder, inure to the benefit of Agent and Lenders, all future holders of any instrument evidencing any of the Guaranteed Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Guaranteed Obligations or any portion thereof or interest therein shall in any manner affect the rights of Agent and Lenders hereunder. Neither Guarantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Guaranty.

         9.6. No Waiver; Cumulative Remedies; Amendments. Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent, for itself and the ratable benefit of Lenders, of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by Agent and Guarantors.

         9.7. Termination. This Guaranty is a continuing guaranty and shall remain in full force and effect until the Termination Date. On or after the Termination Date, Agent shall deliver to Guarantor such documents as Guarantor may reasonably request to evidence such termination.


         9.8. Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement.

        9.9. GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. GUARANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED NEW YORK COUNTY, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG GUARANTORS, AGENT OR ANY LENDER PERTAINING TO THIS GUARANTY OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT AND GUARANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, NEW YORK AND, PROVIDED, FURTHER, THAT NOTHING IN THIS GUARANTY SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON PAYMENT CLAIMS OR ANY OTHER SECURITY FOR THE GUARANTEED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT, FOR THE BENEFIT OF AGENT AND LENDERS. EACH GUARANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GUARANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GUARANTOR AT THE ADDRESS SET FORTH ON SCHEDULE I HERETO AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

         9.10. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), GUARANTORS AND AGENT DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL

SYSTEM AND OR ARBITRATION, GUARANTORS AND AGENT WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH THIS GUARANTY AND THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

         9.11 Confidentiality. Agent agrees to use commercially reasonable efforts (equivalent to the efforts Agent applies to maintaining the confidentiality of its own confidential information) to maintain as confidential the existence, terms and conditions of this Guaranty, and all information received by Agent with respect to the Guarantors pursuant to this Guaranty, except that, subject to the terms and provisions of that certain letter agreement dated as of October 27, 1997 among GE Capital and the Guarantors regarding certain information about the limited partners of the Guarantors, Agent may disclose such information (a) to Persons employed or engaged by Agent in evaluating, approving, structuring or administering the Loan Documents and related Obligations and Commitments; (b) to any Lender or bona fide assignee or participant or potential assignee or participant of a Lender (or successor Agent or prospective successor Agent) that has agreed in writing to comply with the covenant contained in this Section 9.11 (and any such Lender, bona fide assignee or participant or potential assignee or participant or Agent or prospective successor Agent may disclose such information to Persons employed or engaged by them as described in clause (a) above), which writing has been delivered to the Guarantors; (c) as required or requested by any Governmental Authority or reasonably believed by Agent to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, in the opinion of Agent's counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which Agent is a party; or (f) which ceases to be confidential through no fault of Agent; provided, however, that Agent shall use its best efforts to give Guarantors as much advance notice of the proposed disclosure as is reasonably possible under the circumstances and; provided, further, however, that, the failure by Agent, any Lender, any assignee, participant or prospective participant to comply with the terms of this Section 9.11 shall not operate as a defense, or give rise to any setoff claims, with respect to any obligation of either Guarantor under this Guaranty.

        9.12 Notification to Limited Partners. The Guarantors shall notify each of their respective limited partners of the existence and general terms and conditions of this Guaranty along with the next quarterly financial report which is delivered to such limited partners after the date hereof pursuant to
Section 8.2 of its Partnership Agreements.

                                 *   *   *   *

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guaranty as of the date first above written.

                                        PEGASUS PARTNERS, L.P.
                                        By: PEGASUS INVESTORS, L.P.,
                                            as Managing General Partner
                                        By: PEGASUS INVESTORS GP, INC.,
                                            as General Partner



                                        By: /s/ Richard M. Cion
                                           -----------------------------
                                               Name:   Richard M. Cion
                                                    --------------------
                                               Title:   Vice President
                                                     -------------------




                                        PEGASUS RELATED PARTNERS, L.P.
                                        By: PEGASUS INVESTORS, L.P.,
                                            as Managing General Partner
                                        By: PEGASUS INVESTORS GP, INC.,
                                            as General Partner



                                        By:  /s/ Richard M. Cion
                                           -----------------------------
                                               Name:   Richard M. Cion
                                                    --------------------
                                               Title:   Vice President
                                                      ------------------








Agreed and Accepted as of this
24th day of October, 1997:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent Lender



By: /s/ Timothy S. Van Kirk
   ---------------------------
     Name: Timothy S. Van Kirk
           -------------------
     Title: Duly Authorized Signatory
           --------------------------

                                 SCHEDULE I


Address for Notices:

Pegasus Partners, L.P.                     Pegasus Related Partners, L.P.
99 River Road                              99 River Road
Cos Cob, Connecticut  06807                Cos Cob, Connecticut  06807